Exhibit 99.1

Hudson Technologies Reports Record FIrst Quarter 2013 Revenues

AND PROFITABILITY

pearl river, ny – May 1, 2013 – Hudson Technologies, Inc. (NASDAQ: HDSN), announced results for the first quarter ended March 31, 2013.

Revenues for the three months ended March 31, 2013 increased by 54% to $22,877,000 from $14,854,000 in the comparable 2012 period. Net income for the first quarter was $4,469,000, or $0.18 per basic share and $0.17 per diluted share, compared to net income of $2,509,000, or $0.11 per basic share and $0.10 per diluted share for the first quarter of 2012.

Kevin J. Zugibe, Chairman and Chief Executive Officer of Hudson Technologies commented, “We believe that our record first quarter 2013 results are indicative of the long term earnings potential related to the phase out of virgin R-22 refrigerant. The most notable development of the quarter was the EPA’s issuance of a final rule pertaining to allowances to produce and/or import virgin R-22 in 2013 and 2014, which the Agency set at 63 million pounds and 51 million pounds, respectively. By issuing the final rule and establishing these allowance levels, the EPA has now provided certainty concerning virgin R-22 supply for 2013 and 2014, allowing us to focus on our long term strategies.

“We look forward to the EPA’s next rule making which will cover virgin R-22 production for the 2015 through 2019 time period, leading to the elimination of virgin R-22 production by 2020. We believe the EPA will continue to utilize a step down approach during the last five years of the R-22 phase out period, which should provide further support for growth in the reclamation of R-22. ”

Click here to view a graph of the EPA’s step down in virgin R-22 production.

CONFERENCE CALL INFORMATION

The Company will host a conference call to discuss the first quarter results today, May 1, 2013 at 5:00 P.M. Eastern Time.

To access the live webcast, log onto the Hudson Technologies website at www.hudsontech.com, and click on “Investor Relations”.

To participate in the call by phone, dial (877) 407-9205 approximately five minutes prior to the scheduled start time. International callers please dial (201) 689-8054.

A replay of the teleconference will be available until June 1, 2013 and may be accessed by dialing (877) 660-6853 and international callers may dial (201) 612-7415. Callers should use conference ID: 413225. A transcript of the call will be available on the Hudson Technologies website approximately 24 hours after its completion.

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative solutions to recurring problems within the refrigeration industry. Hudson's proprietary RefrigerantSide® Services increase operating efficiency and energy savings, and remove moisture, oils and other contaminants frequently found in the refrigeration circuits of large comfort cooling and process refrigeration systems. Performed at a customer's site as an integral part of an effective scheduled maintenance program or in response to emergencies, RefrigerantSide® Services offer significant savings to customers due to their ability to be completed rapidly and at higher purity levels, and can be utilized while the customer's system continues to operate. In addition, the Company sells refrigerants and provides traditional reclamation services to the commercial and industrial air conditioning and refrigeration markets. For further information on Hudson, please visit the Company's web site at www.hudsontech.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained herein which are not historical facts constitute forward-looking statements.  Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, changes in the laws and regulations affecting the industry, changes in the markets for refrigerants (including unfavorable market conditions adversely affecting the demand for, and the price of, refrigerants), the Company's ability to source refrigerants, regulatory and economic factors, seasonality, competition, litigation, the nature of supplier or customer arrangements which become available to the Company in the future, adverse weather conditions, possible technological obsolescence of existing products and services, possible reduction in the carrying value of long-lived assets, estimates of the useful life of its assets, potential environmental liability, customer concentration, the ability to obtain financing, risks associated with the Company’s joint ventures which include the ability of the parties to perform their obligations under the joint venture agreements, any delays or interruptions in bringing products and services to market, the timely availability of any requisite permits and authorizations from governmental entities and third parties as well as factors relating to doing business outside the United States, including changes in the laws, regulations, policies, and political, financial and economic conditions, including inflation, interest and currency exchange rates, of countries in which the joint ventures may seek to conduct business, the Company’s ability to successfully integrate any assets it acquires from third parties into its operations, and other risks detailed in the Company's periodic reports filed with the Securities and Exchange Commission.  The words "believe", "expect", "anticipate", "may", "plan", "should" and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Investor Relations Contact: John Nesbett/Jennifer Belodeau Institutional Marketing Services (IMS) (203) 972-9200 jnesbett@institutionalms.com	Company Contact: Brian F. Coleman, President & COO Hudson Technologies, Inc. (845) 735-6000 bcoleman@hudsontech.com

Hudson Technologies, Inc. and subsidiaries

Consolidated Income Statements

(unaudited)

(Amounts in thousands, except for share and per share amounts)

	Three month period ended March 31,
	2013	2012

Revenues	$22,877	$14,854
Cost of sales	13,715	8,886
Gross Profit	9,162	5,968

Operating expenses:
Selling and marketing	823	681
General and administrative	934	1,069
Total operating expenses	1,757	1,750

Operating income	7,405	4,218

Other income (expense):
Interest expense	(197)	(171)
Total other income (expense)	(197)	(171)

Income before income taxes	7,208	4,047

Income tax expense	2,739	1,538

Net income	$4,469	$2,509

Net income per common share - Basic	$0.18	$0.11
Net income per common share - Diluted	$0.17	$0.10
Weighted average number of shares
outstanding - Basic	24,334,966	23,785,556
Weighted average number of shares
outstanding - Diluted	26,751,714	25,848,956

Hudson Technologies, Inc. and subsidiaries

Consolidated Balance Sheets

(Amounts in thousands, except for share and par value amounts)

	March 31, 2013	December 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,437	$3,991
Trade accounts receivable - net of allowance for doubtful
accounts of $227	6,517	1,956
Inventories	51,534	40,167
Prepaid expenses and other current assets Deferred tax asset	2,160 234	676 234
Total current assets	61,882	47,024

Property, plant and equipment, less accumulated depreciation and amortization	4,742	4,765
Other assets	319	341
Deferred tax asset	3,391	3,888
Investments in affiliates	1,210	1,138
Intangible assets, less accumulated amortization	68	76
Total Assets	$71,612	$57,232

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$9,251	$6,219
Accrued payroll Income taxes payable	360 2,120	661 0
Short-term debt and current maturities of long-term debt	17,230	12,736
Total current liabilities	28,961	19,616
Long-term debt, less current maturities	4,845	4,920
Total Liabilities	33,806	24,536

Commitments and contingencies

Stockholders' equity:
Preferred stock shares authorized 5,000,000
Series A convertible preferred stock, $0.01 par value ($100
liquidation preference value); shares authorized 150,000; none issued or outstanding	0	0
Common stock, $0.01 par value; shares authorized 50,000,000;
24,681,633 and 24,124,625 issued and outstanding	247	241
Additional paid-in capital	44,357	43,722
Accumulated deficit	(6,798)	(11,267)
Total Stockholders' Equity	37,806	32,696

Total Liabilities and Stockholders' Equity	$71,612	$57,232

HUDSON TECHNOLOGIES

Virgin R-22 Allocations

(Pounds in millions)
120
100
80
60
40
20
0
110
100
55.4
6.5
56.5
6.5
44.5
TBD?
Virgin Production goes to 0 in 2020
2010
2011
2012
2013
2014
2015-2019
2020
Original Rule
Final Rule (April 3, 2013)
Recoupment Pounds
2015-2019 Rule